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                                                                    EXHIBIT 99.2

                                PANAVISION

                      140 East 45th Street, 35th Floor
                          New York, New York 10017
                               (212)867-5420

                                                          Telefax: (212)867-5428

FOR IMMEDIATE RELEASE


                   PANAVISION INC. COMPLETES ACQUISITION OF

                              FILM SERVICES GROUP

    New York, NY -- June 5, 1997 -- Panavision Inc. (NYSE:PVI) today announced that it has completed the purchase of the Film Services Group of Visual Action Holdings PLC, London, for (pound) 37.5 million (or approximately $61 million) in cash.

    The Film Services Group includes camera rental operations in the UK, France, Australia, New Zealand and three US cities -- Atlanta, Chicago and Dallas -- as well as smaller rental operations in Singapore, Malaysia and Indonesia.

    Panavision Inc. is a leading designer and manufacturer of high-precision film camera systems, comprising cameras, lenses and accessories for the motion picture and television industries. Panavision systems are rented through its domestic and international owned and operated facilities and agent network.

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For further information contact:

William C. Scott                       Jeff Majtyka

Chairman and Chief Executive           Brainerd Communicators, Inc.

Officer                                212-986-6667

Panavision Inc.

212-867-5420

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